UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2008

Action Products International, Inc.

(Exact name of registrant as specified in its charter)

Florida	000-13118	59-2095427
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1101 N. Keller Road, Suite E

Orlando, Florida 32810

(Address of principal executive office, including zip code)

(407) 481-8007

(Telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On June 25, 2008, Action Products International, Inc. (the “Company”) and Presidential Financial Corporation (the “Lender”) entered into a Loan Agreement and Security Agreement dated as of June 25, 2008 (the “Loan Agreement”). The Loan Agreement provides the Company the ability to borrow up to $2 million at any time during the term of the Loan Agreement. The amount that the Company may have outstanding under the Loan Agreement at any time is the sum of 85% of the Company’s receivables approved by the Lender plus 50% of the Company’s inventory. The maximum amount of the inventory loan the Company may have outstanding against its inventory is the lesser of $600,000, or $700,000 from July 1 through September 30, and the loan amount outstanding against the Company’s receivables.

Borrowings under the Loan Agreement will bear interest at a rate equal to 1% over the prime rate as quoted in the Wall Street Journal adjusted upon each change in such prime rate. The Company shall also pay the Lender a monthly service charge of 0.6% of the average daily outstanding balance during the month. The Company shall also pay an annual facility fee equal to 1% of the $2 million maximum loan amount. The Lender may audit the Company’s records at the Company’s expense of $550 per day, up to a maximum amount of $8,000 per year.

The Loan Agreement renews annually each twelve months, unless the Company notifies the Lender of its intention to terminate at least 60 days before the end of such anniversary. If the Company pays the loan or otherwise terminates the Loan Agreement prior to each such anniversary date, whether voluntarily or by default, then the Company shall pay the Lender 1% of the $2 million maximum loan amount.

The loan is secured by substantially all of the Company’s assets, including a first priority $1.5 million mortgage on the Company’s warehouse in Ocala, Florida.

On June 30, 2008, the Company drew down $1,290,745 of the loan, the proceeds of which were used to pay in full the balance due Regions Bank (formally AmSouth) under the Loan and Security Agreement, as modified, between the Company and Regions Bank in the amount of $1,520,450.

The outstanding balance under the loan is evidenced by a Demand Secured Promissory Note and is due upon demand by the Lender. The Loan Agreement contains non-financial covenants including restrictions on the Company’s ability to obtain loans, incur liens, dispose of assets and merge with other entities. In addition, the Loan Agreement requires the Company provide the Lender with certain periodic financial information as well as access to the Company’s records.

The Loan Agreement, the Demand Secured Promissory Note, the Addendum to the Loan Agreement and the Demand Secured Promissory Note, and the Mortgage and Security Agreement are annexed hereto as Exhibits 10.1 through 10.4, inclusive, and are incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement

See Item 1.01 above for a description of the repayment of the Loan and Security Agreement, as modified, by and between the Company and Regions Bank.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See Item 1.01 above for a description of the Loan Agreement and Security Agreement and related agreements by and between the Company and the Lender.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description
10.1	Loan Agreement and Security Agreement by and between Action Products International, Inc. and Presidential Financial Corporation dated as of June 25, 2008.

10.2	Demand Secured Promissory Note of Action Products International, Inc. to Presidential Financial Corporation dated as of June 25, 2008.

10.3	Addendum to Loan and Security Agreement dated as of June 25, 2008 and Demand Secured Promissory Note dated June 25, 2008 by and between Action Products International, Inc. and Presidential Financial Corporation dated as of June 25, 2008.

10.4	Mortgage and Security Agreement by and between Action Products International, Inc. and Presidential Financial Corporation dated as of June 25, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ACTION PRODUCTS INTERNATIONAL, INC.

By:	/s/ ROBERT L. BURROWS
Robert L. Burrows
Chief Financial Officer
Date:	July 1, 2008

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